================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 3, 1998


                             SCM MICROSYSTEMS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                       0-22689               77-0444317
-------------------------------   ------------------------   -------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                160 KNOWLES DRIVE
                           LOS GATOS, CALIFORNIA 95032
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 370-4888

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


===============================================================================

        The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on November 18, 1998 ("the Form 8-K") as set forth in the pages attached hereto:

Item 7.    Financial Statements and Exhibits.

        The following financial statements of the business acquired are filed as part of this report, where indicated.

        (a) Financial Statements of Business Acquired:
                                                                                    Page
                                                                                    ----
            Index Page                                                                 3

            Report of the Auditors                                                     4

            Consolidated Profit and Loss Accounts                                      5

            Combined Reconciliation of Movements in Shareholders' Funds and
               Statements of Movements on Reserves                                     6

            Consolidated Balance Sheet                                                 7

            Cash Flow Statements                                                       8

            Notes to the Accounts                                                      9

            Unaudited Condensed Consolidated Balance Sheet as of September 30, 1998   24

            Unaudited Condensed Consolidated Statements of Operations for the
               nine-month periods ended September 30, 1998 and 1997                   25

            Unaudited Condensed Consolidated Statements of Cash Flows for the
               nine-month periods ended September 30, 1998 and 1997                   26

            Note to Unaudited Condensed Consolidated Financial Statements             27


        (b) Pro forma Financial Information:
                                                                                    Page
                                                                                    ----
            Unaudited Pro Forma Combined Condensed Balance Sheet
               as of September 30, 1998                                               29

            Unaudited Pro Forma Combined Condensed Statement of Operations
               for the nine-month period ended September 30, 1998                     30

            Unaudited Pro Forma Combined Condensed Statement of Operations
               for the nine-month period ended September 30, 1997                     31

            Unaudited Pro Forma Combined Condensed Statement of Operations
               for the year ended December 31, 1997                                   32

            Unaudited Pro Forma Combined Condensed Statement of Operations
               for the year ended December 31, 1996                                   33

            Unaudited Pro Forma Combined Condensed Statement of Operations
               for the year ended December 31, 1995                                   34

            Notes to Pro Forma Combined Condensed Financial Information               35

                          SHUTTLE TECHNOLOGY GROUP LTD





                 JUNE 30, 1998 CONSOLIDATED FINANCIAL STATEMENTS




                                      INDEX


                                                                            Page
                                                                            ----
Report of the Auditors......................................................   4

Consolidated Profit and Loss Accounts.......................................   5

Combined Reconciliation of Movements in Shareholders' Funds and
   Statements of Movements on Reserves......................................   6

Consolidated Balance Sheet..................................................   7

Cash Flow Statements........................................................   8

Notes to the Accounts.......................................................   9

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
SHUTTLE TECHNOLOGY GROUP LIMITED


We have examined the accompanying audited consolidated balance sheets of Shuttle Technology Group Limited (a United Kingdom corporation) as of 30 June 1997 and 1998, and the related consolidated profit and loss accounts, reconciliation of movements in shareholders' funds and cash flows for each of the three periods in the period ended 30 June 1998 set out on pages 5 to 23. These financial statements are the responsibility of Shuttle Technology Group Limited's management. Our responsibility is to express an opinion on these financial statements based on audits performed.

The audits were conducted in accordance with generally accepted auditing guidelines in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. Those standards require that audits are planned and performed to obtain all reasonable assurance about whether financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shuttle Technology Group Limited and subsidiaries as of 30 June 1997 and 1998, and the results of their operations and their cash flows for each of the three periods in the period ended 30 June 1998 in conformity with generally accepted accounting principles in the United Kingdom.





DELOITTE & TOUCHE

Chartered Accountants
Bristol
England


18 January 1999

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                     1. CONSOLIDATED PROFIT AND LOSS ACCOUNT

The following table summarises the consolidated profit and loss accounts of Shuttle Technology Group Limited for the three periods ended 30 June 1998, 1997 and 30 April 1996.


                                                                 1998          1997          1996
                                                  NOTE      12 MONTHS     14 MONTHS     12 MONTHS
                                                                   L.            L.            L.
TURNOVER - continuing operations                    4      15,744,547     6,184,612     4,030,914

Cost of sales                                              (9,918,773)   (4,450,625)   (2,546,613)
                                                           ----------     ---------     ---------
GROSS PROFIT                                                5,825,744     1,733,987     1,484,301

Administrative expenses                                    (4,320,299)   (1,637,112)   (1,225,071)
                                                           ----------     ---------     ---------
OPERATING PROFIT - continuing operations                    1,505,475        96,875       259,230

Interest receivable                                             3,580         4,634           671
Interest payable and similar charges                6         (48,676)      (15,233)      (21,029)
                                                           ----------     ---------     ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION                                          7       1,460,379        86,276       238,872

Tax on profit on ordinary activities                8        (474,553)      (27,932)      (47,105)
                                                           ----------     ---------     ---------
PROFIT ON ORDINARY ACTIVITIES AFTER
  TAXATION TRANSFERRED TO RESERVES                            985,826        58,344       191,767
                                                           ==========     =========     =========

There are no recognised gains and losses other than the profit for the financial year. Accordingly, no statement of total recognised gains and losses has been prepared.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



       2. COMBINED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS AND
                       STATEMENTS OF MOVEMENTS ON RESERVES


                                                   CAPITAL
                             ALLOTTED SHARE     REDEMPTION        MERGER         OTHER     PROFIT AND
                                    CAPITAL        RESERVE       RESERVE      RESERVES   LOSS ACCOUNT          TOTAL
                                         L.             L.            L.            L.              L.            L.
At 1 May 1995                       200,000             --            --            --       (106,043)        93,957
Profit for the financial year            --             --            --            --        191,767        191,767
                                    -------          -----       -------       -------      ---------      ---------
At 1 May 1996                       200,000             --            --            --         85,724        285,724

Profit for the financial year            --             --            --            --         58,344         58,344
Foreign exchange translation
  differences                            --             --            --          (232)            --           (232)
                                    -------          -----       -------       -------      ---------      ---------
At 1 July 1997                      200,000             --            --          (232)       144,068        343,836

Profit for the financial year            --             --            --            --        985,826        985,826
Foreign exchange translation
  differences                            --             --            --       (11,513)            --        (11,513)
Issue of new shares                  85,716             --       206,989            --             --        292,705
Cancellation of shares               (2,906)         2,906            --            --             --             --
                                    -------          -----       -------       -------      ---------      ---------
At 30 June 1998                     282,810          2,906       206,989       (11,745)     1,129,894      1,610,854
                                    =======          =====       =======       =======      =========      =========

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                          3. CONSOLIDATED BALANCE SHEET

The following table sets out the consolidated balance sheets of Shuttle Technology Group Limited at 30 June 1998 and 1997.


                                           NOTE         1998              1997
                                                          L.                L.
FIXED ASSETS
Tangible assets                               9      406,098           180,177

CURRENT ASSETS
Stocks                                       10      911,337           438,421
Debtors                                      11    1,832,760           714,119
Cash at bank and in hand                              81,020            27,045
                                                   ---------         ---------
                                                   2,825,117         1,179,585
                                                   ---------         ---------
CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR
Bank loans and overdrafts                            134,628           335,879
Obligations under finance leases and
  hire purchase contracts                              6,266            16,032
Directors' loans                                           -            11,130
Trade creditors                                      676,761           431,248
Other creditors including taxation and
  social security                            12      454,799            53,609
Accruals and deferred income                         347,907           104,528
                                                   ---------         ---------
                                                  (1,620,361)         (952,426)
                                                   ---------         ---------
NET CURRENT ASSETS                                 1,204,756           227,159
                                                   ---------         ---------
TOTAL ASSETS LESS CURRENT
  LIABILITIES                                      1,610,854           407,336

PROVISIONS FOR LIABILITIES
  AND CHARGES                                13            -           (63,500)
                                                   ---------         ---------
NET ASSETS                                         1,610,854           343,836
                                                   =========         =========

CAPITAL AND RESERVES
Called up share capital                      14      282,810           200,000
Merger reserve                                       206,989                 -
Other reserves                                       (11,745)             (232)
Capital redemption reserve                             2,906                 -
Profit and loss account                            1,129,894           144,068
                                                   ---------         ---------
TOTAL EQUITY SHAREHOLDERS' FUNDS                   1,610,854           343,836
                                                   =========         =========

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                             4. CASH FLOW STATEMENTS

The following table sets out the consolidated cash flow statements of Shuttle Technology Group Limited for the financial periods ended 30 June 1998, 1997 and 30 April 1996.

                                                             1998           1997           1996
                                                        12 MONTHS      14 MONTHS      12 MONTHS
                                                               L.             L.             L.

NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES       951,394        (38,247)       149,746
                                                         --------       --------       --------

RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Interest received                                           3,580          4,634            671
Interest paid                                             (46,841)       (11,239)       (21,029)
Interest element of finance lease payments made            (1,835)        (3,994)            --
                                                         --------       --------       --------

Net cash outflow from returns on investments and
   servicing of finance                                   (45,096)       (10,599)       (20,358)
                                                         --------       --------       --------

TAXATION
Corporation tax paid                                      (34,895)       (47,721)            --
                                                         --------       --------       --------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                        (241,001)      (150,579)       (76,181)
Sale of tangible fixed assets                               5,800         15,775          2,000
                                                         --------       --------       --------

Net cash outflow for capital expenditure and
   financial investment                                  (235,201)      (134,804)       (74,181)
                                                         --------       --------       --------

ACQUISITIONS AND DISPOSALS
Net overdraft acquired with subsidiary                   (371,210)            --             --

EQUITY DIVIDENDS PAID                                          --             --             --

FINANCING
Capital element of finance lease payments made             (9,766)        (9,056)            --
                                                         --------       --------       --------

Increase/(decrease) in cash in the period                 255,226       (240,427)        55,207
                                                         ========       ========       ========

Further details are set out in note 15.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                            5. NOTES TO THE ACCOUNTS


1.    ACCOUNTING POLICIES

      The financial statements are prepared in accordance with applicable accounting standards. The particular accounting policies adopted are described below.

      ACCOUNTING CONVENTION

      The financial statements are prepared under the historical cost convention.

      INVESTMENTS

      Investments held as fixed assets are stated at cost less provision for any permanent diminution in value.

      CONSOLIDATION

      The consolidated accounts include the company and its subsidiary companies. Intragroup sales and profits are eliminated on consolidation and all sales and profit figures relate to external transactions only.

      ACQUISITIONS

      Where a new company or business has been accounted for using the principles of acquisition accounting, fair values are attributed to the group's share of separable net assets acquired. Where the cost of acquisition exceeds the values attributable to such net assets, the difference is recognised as goodwill. Goodwill is written off against reserves in the year of acquisition.

      TANGIBLE FIXED ASSETS

      Depreciation is provided on cost in equal annual instalments over the estimated lives of the assets. The rates of depreciation are as follows:

      Motor vehicles                    33.33% per annum
      Fixtures and fittings             10% per annum
      Computer and office equipment     33.33% per annum

      STOCKS

      Stocks are stated at the lower of cost and net realisable value. Cost represents direct materials and labour and production overheads.

      FOREIGN EXCHANGE

      Transactions denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

      The financial statements of foreign subsidiaries are translated into sterling at the closing rates of exchange and the difference arising from the translation of the net investment in subsidiaries at the closing rate and matched foreign currency borrowings are taken direct to reserves.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


1.    ACCOUNTING POLICIES (CONTINUED)

      LEASING AND HIRE PURCHASE COMMITMENTS

      Assets held under finance leases and hire purchase contracts are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital amount outstanding.

      Rental costs under operating leases are charged to profit and loss account in equal annual amounts over the period of the leases.

      DEFERRED TAXATION

      Deferred taxation is provided at the anticipated tax rates on differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

      WARRANTY COSTS

      Provision is made for the costs estimated to arise over the warranty period of repairs to, or replacement of, goods sold under warranty up to the year end.

      RESEARCH AND DEVELOPMENT

      Research and development expenditure is written off in the year in which it is incurred.

      PENSION COSTS

      The company operates a defined contribution pension scheme. All contributions are written off to the profit and loss account in the year the contributions are made.

      GOVERNMENT GRANTS

      Income from grants is recognised in the profit and loss account to the extent of the completion of the project concerned and is matched to the related expenditure incurred.


2.    ACQUISITIONS AND CONSOLIDATION

      ACQUISITIONS

      The issued share capital of Memory Technology Limited was acquired on 31 December 1997. This acquisition has been accounted for by the acquisition method of accounting. The consideration was a share for share exchange for 8,493 ordinary shares of L.1 each and 77,223 'B' ordinary shares of L.1 each.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


2.    ACQUISITIONS AND CONSOLIDATION (CONTINUED)

      ACQUISITIONS (CONTINUED)

      The following table explains the adjustments made to the book value of the majority category of assets and liabilities acquired to arrive at the fair values in the consolidated financial statements at the date of acquisition.

      ASSETS ACQUIRED

                                                                        FAIR VALUE
                                      BOOK AMOUNT      REVALUATION    TO THE GROUP
                                               L.               L.              L.
      Tangible fixed assets               106,219               --         106,219
      Current assets                    1,217,700               --       1,217,700
      Creditors and provisions         (1,022,209)              --      (1,022,209)
      Taxation creditor                   (35,150)              --         (35,150)
      Corporation tax recoverable              --           26,145          26,145
                                       ----------          -------      ----------
                                          266,560           26,145         292,705
                                       ==========          =======      ==========

      The (loss)/profit after taxation of Memory Technology Limited is as follows:

                                                PERIOD 1 JULY 1997    YEAR ENDED
                                                    TO 31 DECEMBER       30 JUNE
                                                              1997          1997
                                                                L.            L.
                                                          (120,780)       85,214
                                                          ========        ======

      The acquired trade and business of Memory Technology Limited has been merged with that of Shuttle Technology Limited and separate ledgers are no longer maintained. As a result, it is not practicable to determine the post acquisition results of this acquired operation.


3.    PROFIT OF PARENT COMPANY

      As permitted by Section 230 of the Companies Act 1985, the profit and loss account for the parent company is not presented as part of these accounts. The parent company's profit for the financial year amounted to L.3,255 (1997: L.nil, 1996: L.nil).


4.    TURNOVER

      Turnover represents the total amounts receivable for goods and services invoiced in relation to the activities of the group, and is exclusive of value added tax.

      In the opinion of the directors, the disclosure of turnover attributable to each geographical market of the group's business would be seriously prejudicial to the group's interests, due to the highly competitive nature of the business in which the company operates.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


5.    INFORMATION REGARDING DIRECTORS AND EMPLOYEES

                                                                      1998           1997           1996
                                                                 12 MONTHS      14 MONTHS      12 MONTHS
                                                                        L.             L.             L.
      Directors' emoluments (paid by subsidiary company):
      Fees                                                         305,030        138,857        156,862
      Contributions in respect of defined contribution
        pension scheme                                              13,200          7,000          6,000
                                                                 ---------      ---------      ---------
                                                                   318,230        145,857        162,862
                                                                 ---------      ---------      ---------

                                                                       NO.            NO.            NO.

      The number of directors who were members of a defined
        contribution pension scheme                                      1              1              1
                                                                 ---------      ---------      ---------

                                                                        L.             L.             L.

      The emoluments of the highest paid directors were            172,472         67,847        111,842
                                                                 ---------      ---------      ---------

                                                                        L.             L.             L.

      Contributions payable to defined contribution pension
        scheme in respect of highest paid director                  13,200          7,000          6,000
                                                                 ---------      ---------      ---------

      Employee costs during the year:                                   L.             L.             L.

      Wages and salaries                                         1,392,809        732,445        507,583
      Social security costs                                        126,706         56,816         51,973
      Pensions                                                      17,263          7,000          6,000
                                                                 ---------      ---------      ---------
                                                                 1,536,778        796,261        565,556
                                                                 =========      =========      =========

      Average number of persons employed:                              NO.            NO.            NO.


      Production                                                         1             --             --
      Sales and distribution                                             6             11              4
      Administration                                                    19              6             11
      Technical                                                         20             11              3
                                                                 ---------      ---------      ---------
                                                                        46             28             18
                                                                 =========      =========      =========

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


6.    INTEREST PAYABLE AND SIMILAR CHARGES


                                                                       1998           1997           1996
                                                                  12 MONTHS      14 MONTHS      12 MONTHS
                                                                         L.             L.             L.
      Bank loans, overdrafts and other loans repayable within
        five years                                                   46,841         11,059         21,029
      Hire purchase interest                                          1,835          3,994             --
      Interest on late payment of tax                                    --            180             --
                                                                   --------       --------       --------
                                                                     48,676         15,233         21,029
                                                                   ========       ========       ========

7.    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                       1998           1997           1996
                                                                  12 MONTHS      14 MONTHS      12 MONTHS
                                                                         L.             L.             L.
      Profit on ordinary activities before taxation
        is after charging/(crediting):

      Rentals under operating leases: other operating leases        160,552         72,717         51,892
      Depreciation and other amounts written off tangible
        fixed assets:
      - own assets                                                  104,882         66,141         14,836
      - leased assets                                                 4,546            829            570
      Research and development                                      683,000        441,627        342,022
      Auditors' remuneration                                         16,000          7,000          7,000
      (Profit)/loss on disposal of fixed assets                        (702)           360          3,479
      Gain on exchange difference                                   (27,815)      (126,311)      (100,204)
      Grant release                                                  (9,032)       (64,737)            --
                                                                   ========       ========       ========

8.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                       1998           1997           1996
                                                                  12 MONTHS      14 MONTHS      12 MONTHS
                                                                         L.             L.             L.
      United Kingdom corporation tax at 31% (1997:
        33%, 1996: 25%)                                             427,463         26,900         42,200
      Deferred taxation                                                (416)           416             --
      Prior years                                                    (1,010)           616             --
      Overseas taxation                                              48,516             --          4,905
                                                                   --------       --------       --------
                                                                    474,553         27,932         47,105
                                                                   ========       ========       ========

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


9.    TANGIBLE FIXED ASSETS

                                                                FIXTURES     COMPUTER
                                     LEASEHOLD        MOTOR          AND   AND OFFICE
                                     BUILDINGS     VEHICLES     FITTINGS    EQUIPMENT        TOTAL
                                            L.           L.           L.           L.           L.
                                      --------     --------     --------     --------     --------
      COST
      At 1 July 1997                        --       55,159       54,962      162,154      272,275
      Foreign exchange translation
        differences                         --       (2,148)      (1,160)      (2,655)      (5,963)
      Reclassifications                     --           --      (15,912)      15,912           --
      Additions                          3,627       12,279       36,081      189,014      241,001
      Disposals                             --      (13,175)          --           --      (13,175)
      Subsidiary acquired                3,541       36,035       92,510      163,834      295,920
                                      --------     --------     --------     --------     --------
      At 30 June 1998                    7,168       88,150      166,481      528,259      790,058
                                      --------     --------     --------     --------     --------
      ACCUMULATED DEPRECIATION
      At 1 July 1997                        --       16,132       15,993       59,973       92,098
      Foreign exchange translation
        differences                        (42)        (674)        (173)      (1,327)      (2,216)
      Reclassifications                     --           --       (5,509)       5,509           --
      Provisions                         1,154       20,249       11,902       76,123      109,428
      Disposals                             --       (8,077)          --           --       (8,077)
      Subsidiary acquired                3,541       25,857       46,378      116,951      192,727
                                      --------     --------     --------     --------     --------
      At 30 June 1998                    4,653       53,487       68,591      257,229      383,960
                                      --------     --------     --------     --------     --------
      NET BOOK VALUE
      AT 30 JUNE 1998                    2,515       34,663       97,890      271,030      406,098
                                      ========     ========     ========     ========     ========

      At 30 June 1997                       --       39,027       38,969      102,181      180,177
                                      ========     ========     ========     ========     ========


      The net book value of assets under finance leases and hire purchase contracts is L.7,606 (1997: L.13,821). Obligations under finance leases and hire purchase contracts are secured by the related assets.

10.   STOCKS

                                                        1998          1997
                                                          L.            L.
      Raw materials and consumables                  667,504       255,480
      Finished goods and goods for resale            243,833       182,941
                                                     -------       -------
                                                     911,337       438,421
                                                     =======       =======

      There is no material difference between the replacement cost of stocks and their balance sheet value.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


11.   DEBTORS

                                                                1998             1997
                                                                  L.               L.
      Trade debtors                                        1,664,206          621,764
      Corporation tax recoverable                             26,145               --
      Other debtors                                           22,418           13,689
      Prepayments and accrued income                         119,991           78,666
                                                          ----------       ----------
                                                           1,832,760          714,119
                                                          ==========       ==========

      The bank overdraft is secured by a fixed charge over certain of the above book debts.

12.   OTHER CREDITORS INCLUDING TAXATION AND SOCIAL SECURITY

                                                                1998             1997
                                                                  L.               L.
      This heading includes:
        Taxation and social security                         454,799           53,609
                                                          ==========       ==========

13.   PROVISIONS FOR LIABILITIES AND CHARGES

                                                                1998             1997
                                                                  L.               L.
      Warranty provision                                          --           63,084
      Deferred taxation                                           --              416
                                                          ----------       ----------
                                                                  --           63,500
                                                          ==========       ==========

      WARRANTY PROVISION
                                                                  L.

      Movement in the year:
      Balance at 1 July 1997                                  63,084
      Applied in the year                                    (63,084)
                                                          ----------
      BALANCE AT 30 JUNE 1998                                     --
                                                          ==========

      DEFERRED TAX                                              1998             1997
                                                                  L.               L.
      The amount of deferred taxation provided is:
        Capital allowances in excess of depreciation              --              416
                                                          ==========       ==========

      There are no unprovided amounts of deferred tax.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


14.   SHARE CAPITAL

                                                                1998             1997
                                                                  L.               L.
                                                          ----------       ----------
      AUTHORISED
        Ordinary shares of L.1 each                          300,000          200,000
        `B' ordinary shares of L.1 each                      100,000               --
                                                          ==========       ==========

      CALLED UP AND FULLY PAID
        Ordinary shares of L.1 each                          205,587          200,000
        `B' ordinary shares of L.1 each                       77,223               --
                                                          ----------       ----------
                                                             282,810          200,000
                                                          ==========       ==========

      8,493 ordinary shares of L.1 each and 77,223 `B' ordinary shares of L.1 each were issued during the year as consideration for the investment in Memory Technology Limited.

      2,906 ordinary shares of L.1 each were cancelled on 3 December 1997.

      RIGHTS ATTACHED TO SHARES

      The `B' ordinary shares carry no rights to vote at general meetings of the company save until the time immediately preceding whichever shall first occur of a decision taken by the company to approve an outright trade sale of the entire business or a sale to an institutional investor of all the `B' ordinary shares then in issue of the listing of the company's shares on a recognised stock exchange or secondary market in the UK or abroad. In other respects, such `B' ordinary shares rank pari passu with the existing shares of the company.


15.   CASH FLOW STATEMENTS

      (A) RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM OPERATING ACTIVITIES

                                                               1998           1997           1996
                                                          12 MONTHS      14 MONTHS      12 MONTHS
                                                                 L.             L.             L.
             Operating profit                             1,505,475         96,875        259,230
             Depreciation charges                           109,428         66,970         15,406
             Increase in stock                              (44,322)      (168,219)      (155,322)
             Increase in debtors                           (317,100)      (211,259)       (52,561)
             (Decrease)/increase in creditors              (243,576)       159,426         54,363
             (Decrease)/increase in provisions              (63,500)        23,190         25,543
             Other non cash items                             4,989         (5,230)         3,087
                                                         ----------     ----------     ----------
             Net cash inflow/(outflow) from operating
                activities                                  951,394        (38,247)       149,746
                                                         ==========     ==========     ==========

                               SHUTTLE TECHNOLOGY GROUP LIMITED

                                    NOTES TO THE ACCOUNTS

15.   CASH FLOW STATEMENTS (CONTINUED)

      (B)    RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                 1998         1997         1996
                                                            12 MONTHS    14 MONTHS    12 MONTHS
                                                                   L.           L.           L.
             Increase/(decrease) in cash in period            255,226     (240,427)      55,207
             Cash to reduce debt                                9,766        9,056           --
                                                             --------     --------     --------
             Change in net debt resulting from cash flows     264,992     (231,371)      55,207
             New finance leases                                    --           --      (25,088)
                                                             --------     --------     --------
             Movement in net debt in period                   264,992     (231,371)      30,119
             Net debt at beginning of year                   (324,866)     (93,495)    (123,614)
                                                             --------     --------     --------
             Net debt at end of year                          (59,874)    (324,866)     (93,495)
                                                             ========     ========     ========

      (C)    ANALYSIS OF NET DEBT

                                              AT                    OTHER NON-             AT
                                      1 MAY 1995     CASH FLOWS   CASH CHANGES  30 APRIL 1996
                                              L.             L.             L.             L.
             Cash in hand, at bank        17,007          6,336             --         23,343
             Overdrafts                 (140,621)        48,871             --        (91,750)
             New finance leases               --             --        (25,088)       (25,088)
                                        --------       --------       --------       --------
                                        (123,614)        55,207        (25,088)       (93,495)
                                        ========       ========       ========       ========

                                              AT                    OTHER NON-             AT
                                      1 MAY 1995     CASH FLOWS   CASH CHANGES   30 JUNE 1997
                                              L.             L.             L.             L.
             Cash in hand, at bank        23,343          3,702             --         27,045
             Overdrafts                  (91,750)      (244,129)            --       (335,879)
             Finance leases              (25,088)         9,056             --        (16,032)
                                        --------       --------       --------       --------
                                         (93,495)      (231,371)            --       (324,866)
                                        ========       ========       ========       ========

[CAPTION]

                                              AT                    OTHER NON-             AT
                                     1 JULY 1997     CASH FLOWS   CASH CHANGES   30 JUNE 1998
                                              L.             L.             L.             L.
             Cash in hand, at bank        27,045         53,975             --         81,020
             Overdrafts                 (335,879)       201,251             --       (134,628)
             Finance leases              (16,032)         9,766             --         (6,266)
                                        --------       --------       --------       --------
                                        (324,866)       264,992             --        (59,874)
                                        ========       ========       ========       ========

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                              NOTES TO THE ACCOUNTS


16.   LEASING COMMITMENTS

      Outstanding commitments during the next year under operating leases are as follows:

      LAND AND BUILDINGS                                        1998        1997
                                                                  L.          L.
      Leases which expire - within one year                   26,299       6,600
                          - within two to five years          30,766      49,000
                                                              ------      ------
                                                              57,065      55,600
                                                              ======      ======

      On 7 September 1998, the company entered into an 18 year lease to rent premises at an annual rental of L.115,000.


17.   TRANSACTIONS WITH RELATED PARTIES

      For the year ended 30 June 1998 Shuttle Technology Group Limited has taken advantage of the exemption to disclose related party transactions within the group.

      In the fourteen months ended 30 June 1997 the company purchased goods of L.5,810 from Memory Technology Limited, a related party by virtue of certain common directors and shareholders. Included in creditors is an amount of L.34,580 in respect of these recharges. In addition, expenses of L.332,829 were incurred by Memory Technology Limited on behalf of Shuttle Technology Limited, and the company sold goods of L.558,203 to Memory Technology Limited. An amount of L.24,325 is included in debtors in respect of these goods.

      The loan of L.11,130 as at 30 June 1997 due from one of the directors of Shuttle Research Private Limited was repaid during the year.

      On 31 December 1997 Shuttle Technology Group Limited acquired the whole of the share capital of Memory Technology Limited through a share for share exchange whereby the shareholders of Memory Technology Limited received 8,493 ordinary shares of L.1 each and 77,223 'B' ordinary shares of L.1 each in Shuttle Technology Group Limited. Memory Technology Limited is a related party by virtue of certain common directors and shareholders.

18.   CONTINGENT LIABILITIES

      During 1997/98, a US corporation called Microsolutions initiated legal action for infringement of two of its patents against three of Shuttle's US customers and it issued a threat against two other Shuttle customers where so far no legal action has been taken. Shuttle is assisting its customers with their defence against the charge of infringement since the charges are based on our customers' use of Shuttle's parallel port technology. Shuttle has issued a patent indemnity in favour of one of the defendants and it has also issued an indemnity in favour of one of the other two customers who are being threatened but who have not yet been sued. Shuttle has obtained a legal opinion from its US patent attorneys which support Shuttle's contention that Microsolutions patents are invalid. The directors view therefore, is that no material liability will arise in respect of this item.

                        SHUTTLE TECHNOLOGY GROUP LIMITED


                              NOTES TO THE ACCOUNTS


19.     RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

RECONCILIATION OF NET INCOME TO US GAAP FOR THE PERIODS ENDED 30 JUNE 1998, 1997 AND 30 APRIL 1996

                                                             1998         1997         1996
                                                               L.           L.           L.
Net income as shown in the financial statements           985,826       58,344      191,767

Description of items having the effect of decreasing
reported income:
- amortisation of goodwill(A)                            (112,000)          --           --
- deferred tax credit(B)                                   44,000           --           --
- granting of share options(C)                                 --     (106,000)          --
                                                         --------     --------     --------
Net income according to generally accepted accounting
 principles in the United States                          917,826      (47,656)     191,767
                                                         ========     ========     ========

(A) Represents the amortisation of acquisition goodwill in accordance with US generally accepted accounting principles. Goodwill was not required to be recognised under generally accepted accounting principles in the United Kingdom. The goodwill relates to the acquisition of Memory Technology Limited which was acquired in a share for share exchange with the difference between the nominal value of shares issued and the fair values of the net assets acquired being credited to a merger reserve.

(B) Represents the recognition of a deferred tax asset. This was not recognised under generally accepted accounting principles in the United Kingdom.

(C) Represents the cost of granting share options in accordance with US generally accepted accounting principles. The cost is calculated as the difference between the option price and the market value at the time the option was granted. There is no such requirement in the United Kingdom.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                RECONCILIATION OF BALANCE SHEET ITEMS TO US GAAP
                                  30 JUNE 1998

                                               AUDITED                          ADJUSTED
                                                  1998      ADJUSTMENTS       TO US GAAP
                                                    L.               L.               L.
FIXED ASSETS
Tangible assets                                406,098                           406,098
Intangible assets(A)                                --          561,295          561,295

CURRENT ASSETS
Stocks                                         911,337                           911,337
Debtors(B)                                   1,832,760           44,000        1,876,760
Cash at bank and in hand                        81,020           81,020
                                             ---------                        ----------
                                             2,825,117                         2,869,117
                                             ---------                        ----------
CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR
Bank loans and overdrafts                      134,628                           134,628
Obligations under finance leases and
  hire purchase contracts                        6,266                             6,266
Directors' loans                                    --                                --
Trade creditors                                676,761                           676,761
Other creditors including taxation and
  social security                              454,799                           454,799
Accruals and deferred income                   347,907                           347,907
                                             ---------                        ----------
                                            (1,620,361)                       (1,620,361)
                                             ---------                        ----------
NET CURRENT ASSETS                           1,204,756                         1,248,756
                                             ---------                        ----------
TOTAL ASSETS LESS CURRENT
  LIABILITIES                                1,610,854                         2,216,149

PROVISIONS FOR LIABILITIES
  AND CHARGES                                       --                                --
                                             ---------       ----------       ----------
NET ASSETS                                   1,610,854          605,295        2,216,149
                                             =========       ==========       ==========
CAPITAL AND RESERVES
Called up share capital                        282,810               --          282,810
Share premium account(A)                            --          880,284          880,284
Merger reserve(A)                              206,989         (206,989)              --
Shares to be issued(C)                              --          106,000          106,000
Other reserves                                 (11,745)              --          (11,745)
Capital redemption reserve                       2,906               --            2,906
Profit and loss account                      1,129,894         (174,000)         955,894
                                             ---------       ----------       ----------
TOTAL EQUITY SHAREHOLDERS' FUNDS             1,610,854          605,295        2,216,149
                                             =========       ==========       ==========

                        SHUTTLE TECHNOLOGY GROUP LIMITED

                                  30 JUNE 1998


(A) Represents the adjustment to capitalise acquisition goodwill in accordance with US generally accepted accounting principles. Goodwill was not required to be recognised under generally accepted accounting principles in the United Kingdom. The goodwill relates to the acquisition of Memory Technology Limited which was acquired in a share for share exchange with the difference between the nominal value of shares issued and the fair values of the net assets acquired being credited to a merger reserve.

(B) Represents the recognition of a deferred tax asset. This was not recognised under generally accepted accounting principles in the United Kingdom.

(C) Represents the setting up of an amount within shareholders' funds for the difference between the share option price and the market value at the time share options were granted in accordance with US generally accepted accounting principles.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                RECONCILIATION OF BALANCE SHEET ITEMS TO US GAAP
                                  30 JUNE 1997


                                                               AUDITED                          ADJUSTED
                                                                  1997      ADJUSTMENTS       TO US GAAP
                                                                    L.               L.               L.
FIXED ASSETS
Tangible assets                                                180,177                           180,177

CURRENT ASSETS
Stocks                                                         438,421                           438,421
Debtors(B)                                                     714,119                           714,119
Cash at bank and in hand                                        27,045                            27,045
                                                             ---------                        ----------
                                                             1,179,585                         1,179,585
                                                             ---------                        ----------
CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR
Bank loans and overdrafts                                      335,879                           335,879
Obligations under finance leases and hire purchase
  contracts                                                     16,032                            16,032
Directors' loans                                                11,130                            11,130
Trade creditors                                                431,248                           431,248
Other creditors including taxation and social security          53,609                            53,609
Accruals and deferred income                                   104,528                           104,528
                                                             ---------                        ----------
                                                              (952,426)                         (952,426)
                                                             ---------                        ----------
NET CURRENT ASSETS                                             227,159                           227,159
                                                             ---------                        ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                          407,336                           407,336

PROVISIONS FOR LIABILITIES
  AND CHARGES                                                  (63,500)                          (63,500)
                                                             ---------                        ----------
NET ASSETS                                                     343,836                           343,836
                                                             =========                        ==========
CAPITAL AND RESERVES
Called up share capital                                        200,000               --          200,000
Shares to be issued(A)                                              --          106,000          106,000
Other reserves                                                    (232)              --             (232)
Profit and loss account                                        144,068         (106,000)          38,068
                                                             ---------         --------       ----------
TOTAL EQUITY SHAREHOLDERS' FUNDS                               343,836               --          343,836
                                                             =========         ========       ==========

(A) Represents the setting up of an amount within shareholders' funds for the difference between the share option price and the market value at the time share options were granted in accordance with US generally accepted auditing standards.

                        SHUTTLE TECHNOLOGY GROUP LIMITED



                   CASH FLOW STATEMENTS: BASIS OF PREPARATION


The consolidated cash flow statements are prepared in accordance with UK Financial Reporting Standard No. 1 (FRS 1), the objective and principles of which are similar to those set out in SFAS No. 95, "Statement of Cash Flows". The principal difference between the standards relates to classification. Under FRS 1, Shuttle Technology Group Limited presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) tax paid; (d) investing activities; and (e) financing. SFAS No. 95 requires only three categories of cash flow activity being (a) operating; (b) investing; and
(c) financing.

Cash flows from returns on investments and servicing of finance and taxation under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; such distributions would be included as a financing activity under SFAS No. 95. Under FRS 1, cash and cash equivalents comprise cash, investments and short-term deposits which were within 3 months of maturity when acquired and short-term borrowings repayable within 3 months from the date of their advance. Under SFAS No. 95, short-term borrowings repayable within 3 months of their advance would not be included within cash and cash equivalents but movements on those borrowings would be included in financing activities.

                        SHUTTLE TECHNOLOGY GROUP LIMITED

                      CONDENSED CONSOLIDATED BALANCE SHEET

                            (UNAUDITED, IN THOUSANDS)


                                                              September 30, 1998
                                                              ------------------
ASSETS
Current assets:
    Cash and cash equivalents                                             $  295
    Accounts receivable                                                    3,304
    Inventories                                                            2,300
    Prepaids and other current assets                                        267
                                                                          ------
       Total current assets                                                6,166

Property, equipment and other assets, net                                    894
Goodwill                                                                     860
                                                                          ------
       Total assets                                                       $7,920
                                                                          ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings                                                 $  824
    Accounts payable                                                       2,542
    Accrued expenses                                                         945
    Income taxes payable                                                     557
                                                                          ------
       Total current liabilities                                           4,868

Stockholders' equity:
    Capital stock                                                          2,126
    Accumulated deficit                                                      860
    Other cumulative comprehensive income
    (loss)                                                                    66
                                                                          ------
       Total stockholders' equity                                          3,052
                                                                          ------
                                                                          $7,920
                                                                          ======


See accompanying notes to condensed consolidated financial statements.

                        SHUTTLE TECHNOLOGY GROUP LIMITED

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                           (UNAUDITED, IN THOUSANDS)


                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                             1998            1997
                                                                          ---------       ---------
SALES                                                                     $  17,261          10,667
Cost of sales                                                                11,736           7,198
                                                                          ---------       ---------
GROSS PROFIT                                                                  5,525           3,469

Operating expenses

     Research and development                                                 1,938           1,095
     Sales and marketing                                                      2,399           1,184
     General and administrative                                               1,856             545
                                                                          ---------       ---------

TOTAL OPERATING EXPENSES                                                      6,193           2,824
                                                                          ---------       ---------
INCOME (LOSS) FROM OPERATIONS                                                  (668)            645

Interest expense, net                                                           (57)            (29)
Foreign currency transaction gains                                               21             170
                                                                          ---------       ---------
INCOME (LOSS) BEFORE INCOME TAXES                                              (704)            786

Provision for income taxes                                                       75            (332)
                                                                          ---------       ---------
NET INCOME (LOSS)                                                         $    (629)            454
                                                                          =========       =========




See accompanying notes to condensed consolidated financial statements.

                        SHUTTLE TECHNOLOGY GROUP LIMITED

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                            (UNAUDITED, IN THOUSANDS)


                                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                                              1998        1997
                                                                             -----       ------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                           $ (629)     $   454

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY
(USED IN) OPERATING ACTIVITIES
Depreciation and amortization                                                  484           71

CHANGES IN OPERATING ASSETS AND LIABILITIES
Accounts receivable                                                          1,246       (1,853)
Inventories                                                                   (691)        (742)
Prepaid expenses                                                               (18)         (33)
Accounts payable                                                               801        1,568
Accrued expenses                                                               (42)         287
Income taxes payable                                                          (448)         248
Other non cash movements (effects of foreign exchange on reserves)             (34)         (20)
                                                                             -----       ------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                            669          (20)
                                                                             -----       ------

CASH FLOWS IN INVESTING ACTIVITIES
Capital expenditure                                                           (606)        (138)
Proceeds from sale of assets                                                    12           --
                                                                             -----       ------
NET CASH USED IN INVESTING ACTIVITIES                                         (594)        (138)
                                                                             -----       ------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from finance leases                                                    --           --
Repayment of finance leases                                                     (5)         (29)
                                                                             -----       ------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                       (5)         (29)
                                                                             -----       ------

Effect of exchange rates on cash                                                 4            6
                                                                             -----       ------
NET  (DECREASE) INCREASE IN CASH                                                74         (181)
CASH AT BEGINNING OF PERIOD                                                   (594)        (183)
                                                                             -----       ------
CASH AT END OF PERIOD                                                       $ (520)     $  (364)
                                                                             =====       ======
Supplemental disclosures of cash flow information
Cash paid during period - Interest                                          $   57      $    22
                                                                             =====       ======



See accompanying notes to condensed consolidated financial statements.

                          SHUTTLE TECHNOLOGY GROUP LTD.


         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

2.  CURRENCY TRANSLATION

    The accompanying financial statements are denominated in U.S. dollars. The functional currency of Shuttle Technology Group Limited is the sterling. The accompanying condensed consolidated balance sheet has been translated to U.S. dollars based on the exchange rate at the balance sheet data and the accompanying condensed consolidated statements of operations and cash flows have been translated based on the average exchange rate for the respective periods.


3.  SUBSEQUENT EVENT

    On November 4, 1998, Shuttle and SCM Microsystems, Inc., a Delaware corporation ("SCM") closed a business combination in which SCM issued approximately 828,000 shares of its common stock to the shareholders of Shuttle in exchange for all of the outstanding share capital of Shuttle. The transaction is valued at approximately $32.4 million and will be accounted for as a pooling of interests.

                             SCM MICROSYSTEMS, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


               The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by SCM Microsystems, Inc. ("SCM" or the "Company") of Shuttle Technology Group Ltd. ("Shuttle"), in a business combination accounted for by the pooling of interests method of accounting.

        The unaudited pro forma combined condensed balance sheet assumes that the acquisition occurred on September 30, 1998, and combines SCM's September 30, 1998 consolidated balance sheet with the consolidated balance sheet of Shuttle as of September 30, 1998. The unaudited pro forma combined condensed statements of operations combine SCM's consolidated results of operations for the nine-month periods ended September 30, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1997 with Shuttle's results of operations for the same periods, giving effect to the acquisition as if it had occurred on January 1, 1995. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and the nine-month period ended September 30, 1998 also gives effect to the June 3, 1998 acquisition of Intellicard Systems Pte. Ltd. ("ICS") as if such acquisition occurred on January 1, 1997 (for further information, see Form 8-KA filed on August 12, 1998). Certain reclassifications have been made to the historical data to make classifications for similar items consistent between the companies on a pro forma combined basis. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Final amounts could differ from those set forth below.

        SCM and Shuttle estimate that they will incur direct transaction costs of approximately $1,300,000 associated with the acquisition which will be charged to operations during the quarter ended December 31, 1998.

        The following unaudited pro forma combined condensed financial statements are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company, Shuttle and ICS been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements of SCM for the year ended December 31, 1997 included in the December 31, 1997 annual report on Form 10-K, and the unaudited consolidated financial statements for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 included in the respective form 10-Q, and the consolidated financial statements of Shuttle appearing elsewhere in this Form 8-K/A.

                             SCM MICROSYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)


                                                                                                 SCM/
                                                                               Pro Forma       Shuttle
                                                  SCM           Shuttle       Adjustments      Combined
                                               ---------       ---------      -----------      ---------
ASSETS
Current assets:
    Cash and cash equivalents                  $  33,275       $     295      $        --      $  33,570
    Short-term investments                        98,107              --               --         98,107
    Accounts receivable                           18,942           3,304               --         22,246
    Inventories                                    8,345           2,300               --         10,645
    Prepaids and other current assets              1,169             267               --          1,436
                                               ---------       ---------      -----------      ---------
       Total current assets                      159,838           6,166               --        166,004
Property, equipment and other assets, net          2,664             894               --          3,558
Goodwill                                           6,993             860               --          7,853
                                               ---------       ---------      -----------      ---------
       Total assets                            $ 169,495       $   7,920      $        --      $ 177,415
                                               =========       =========      ===========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings                      $      --       $     824      $        --      $     824
    Accounts payable                               7,819           2,542               --         10,361
    Accrued expenses                               2,974             945               --          3,919
    Income taxes payable                           2,325             557               --          2,882
                                               ---------       ---------      -----------      ---------
       Total current liabilities                  13,118           4,868               --         17,986

Stockholders' equity:
    Capital stock                                     13           2,126           (2,125)(a)         14
    Additional paid-in capital                   165,541              --            2,125 (a)    167,666
    Accumulated deficit                           (8,896)            860               --         (8,036)
    Deferred compensation                            (83)             --               --            (83)
    Other cumulative comprehensive income           (198)             66               --           (132)
    (loss)
                                               ---------       ---------      -----------      ---------
       Total stockholders' equity                156,377           3,052               --        159,429
                                               ---------       ---------      -----------      ---------
                                               $ 169,495       $   7,920      $        --      $ 177,415
                                               =========       =========      ===========      =========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                   SCM/ICS/
                                                                          SCM/ICS                                  Shuttle
                                                          Pro Forma      Pro Forma                  Pro Forma     Pro Forma
                                  SCM         ICS          Adjust.       Combined     Shuttle        Adjust.      Combined
                               --------    --------       --------       --------    --------       --------      --------
Net sales                      $ 32,642    $  2,266       $ (1,216)(c)   $ 33,692    $ 17,261             --      $ 50,953
Cost of sales                    19,677       1,973         (1,216)(c)     20,434      11,736             --        32,170
                               --------    --------       --------       --------    --------       --------      --------
Gross profit                     12,965         293             --         13,258       5,525             --        18,783
                               --------    --------       --------       --------    --------       --------      --------
Operating Expenses:
    Research and development      2,526          97             --          2,623       1,938             --         4,561
    Sales and marketing           3,774         189             --          3,963       2,399             --         6,362
    General and
      administrative              3,723         147            327(d)       4,197       1,856             --         6,053
    In process research
      and development             5,941          --             --          5,941          --             --         5,941
    Other acquisition
      integration expenses          581          --             --            581          --             --           581
                               --------    --------       --------       --------    --------       --------      --------
      Total operating
      expenses                   16,545         433            327         17,305       6,193             --        23,498
                               --------    --------       --------       --------    --------       --------      --------
    Income (loss) from
    operations                   (3,580)       (140)          (327)        (4,047)       (668)            --        (4,715)
Interest and other
    income (expense), net         4,258      10,352             84 (e)      4,402         (57)            --         4,345
                                                           (10,292)(g)
Foreign currency
    transaction gains               160          --             --            160          21             --           181
                               --------    --------       --------       --------    --------       --------      --------
    Income (loss) before
        income taxes                838      10,212        (10,535)           515        (704)            --          (189)
Provision for income taxes        2,020          --             --          2,020         (75)            --         1,945
                               --------    --------       --------       --------    --------       --------      --------
    Net income (loss)          $ (1,182)   $ 10,212       $(10,535)      $ (1,505)   $   (629)            --      $ (2,134)
                               ========    ========       ========       ========    ========       ========      ========

Loss per share:
    Basic                      $  (0.10)                                 $  (0.12)                                $  (0.16)
                               ========                                  ========                                 ========
    Diluted                    $  (0.10)                                 $  (0.12)                                $  (0.16)
                               ========                                  ========                                 ========
Shares used in per share
  computations:
    Basic                        12,166                         34(f)      12,200                        788(b)     12,988
                               ========                   ========       ========                   ========      ========
    Diluted                      12,166                         34(f)      12,200                        788(b)     12,988
                               ========                   ========       ========                   ========      ========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                 SCM/ICS/
                                                                          SCM/ICS                                Shuttle
                                                           Pro Forma      Pro Forma              Pro Forma      Pro Forma
                                      SCM         ICS       Adjust.       Combined    Shuttle     Adjust.       Combined
                                   --------    --------    --------       --------    --------    --------      --------
Net sales                          $ 17,935       3,679    $ (1,813)(c)   $ 19,801    $ 10,667          --      $ 30,468
Cost of sales                        11,234       3,015      (1,813)(c)     12,436       7,198          --        19,634
                                   --------    --------    --------       --------    --------    --------      --------
Gross profit                          6,701         664          --          7,365       3,469          --        10,834
                                   --------    --------    --------       --------    --------    --------      --------
Operating Expenses:
    Research and development          2,131         174          --          2,305       1,027          --         3,332
    Sales and marketing               2,941         261          --          3,202       1,111          --         4,313
    General and administrative        2,245         255         588(d)       3,088         511          --         3,599
                                   --------    --------    --------       --------    --------    --------      --------
      Total operating expenses        7,317         690         588          8,595       2,649          --        11,244
                                   --------    --------    --------       --------    --------    --------      --------
    Income (loss) from
    operations                         (616)        (26)       (588)        (1,230)        820          --          (410)
Interest and other
    income (expense), net               169         101        (151)(e)        119         (29)         --            90
Foreign currency
    transaction gains                   401          --          --            401         170          --           571
                                   --------    --------    --------       --------    --------    --------      --------
    Income (loss) before
        income taxes                    (46)         75        (739)          (710)        961          --           251
Provision for income taxes               30          --          --             30         332          --           362
                                   --------    --------    --------       --------    --------    --------      --------
    Net income (loss)                   (76)         75        (739)          (740)        629          --          (111)
Preferred stock interest
    accretion                          (802)         --          --           (802)         --          --          (802)
                                   --------    --------    --------       --------    --------    --------      --------
    Net income (loss) applicable
        to common stockholders     $   (878)         75    $   (739)      $ (1,542)   $    629          --      $   (913)
                                   ========    ========    ========       ========    ========    ========      ========

Loss per share:
    Basic                          $  (0.50)                              $  (0.86)                             $  (0.39)
                                   ========                               ========                              ========
    Diluted                        $  (0.50)                              $  (0.86)                             $  (0.39)
                                   ========                               ========                              ========
Shares used in per share
  computations:
    Basic                             1,739                      61(f)       1,800                     557(b)      2,357
                                   ========                ========       ========                ========      ========
    Diluted                           1,739                      61          1,800                     557(b)      2,357
                                   ========                ========       ========                ========      ========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                               SCM/ICS/
                                                                        SCM/ICS                                Shuttle
                                                         Pro Forma      Pro Forma              Pro Forma      Pro Forma
                                    SCM         ICS       Adjust.       Combined    Shuttle     Adjust.       Combined
                                 --------    --------    --------       --------    --------    --------      --------
Net sales                        $ 27,769       6,277   $ (3,326)(c)   $ 30,720    $ 18,654          --      $ 49,374
Cost of sales                      17,524       5,117     (3,326)(c)     19,315      12,689          --        32,004
                                 --------    --------   --------       --------    --------    --------      --------
Gross profit                       10,245       1,160         --         11,405       5,965          --        17,370
                                 --------    --------   --------       --------    --------    --------      --------
Operating Expenses:
    Research and development        2,940         244         --          3,184       1,561          --         4,745
    Sales and marketing             4,221         442         --          4,663       1,702          --         6,365
    General and administrative      3,009         364        784(d)       4,157         863          --         5,020
                                 --------    --------   --------       --------    --------    --------      --------
      Total operating expenses     10,170       1,050        784         12,004       4,126          --        16,130
                                 --------    --------   --------       --------    --------    --------      --------
    Income (loss) from
    operations                         75         110       (784)          (599)      1,839          --         1,240
Interest and other
    income (expense), net             866          62       (201)(e)        727         (51)         --           676
Foreign currency
    transaction gains                 467          31         --            498         221          --           719
                                 --------    --------   --------       --------    --------    --------      --------
    Income (loss) before
        income taxes                1,408         203       (985)           626       2,009          --         2,635
Provision for income taxes            305          --         --            305         763          --         1,068
                                 --------    --------   --------       --------    --------    --------      --------
    Net income (loss)               1,103         203       (985)           321       1,246          --         1,567
Preferred stock interest
    accretion                        (802)         --         --           (802)         --          --          (802)
                                 --------    --------   --------       --------    --------    --------      --------
    Net income (loss)
      applicable to common
      stockholders               $    301         203   $   (985)      $   (481)   $  1,246          --      $    765
                                 ========    ========   ========       ========    ========    ========      ========

Earnings (loss) per share:
    Basic                        $   0.08                              $  (0.12)                             $   0.17
                                 ========                              ========                              ========
    Diluted                      $   0.06                              $  (0.12)                             $   0.13
                                 ========                              ========                              ========
Shares used in per share
  computations:
    Basic                           3,819                     61(f)       3,880                     575(b)      4,455
                                 ========               ========       ========                ========      ========
    Diluted                         5,015                     61          3,880                     615(b)      5,691
                                 ========               ========       ========                ========      ========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                          SCM/Shuttle
                                                                         Pro Forma         Pro Forma
                                              SCM          Shuttle      Adjustments        Combined
                                            --------       --------     -----------        --------
Net sales                                   $ 21,520       $  8,632             --         $ 30,152
Cost of sales                                 14,880          6,150             --           21,030
                                            --------       --------       --------         --------
Gross profit                                   6,640          2,482             --            9,122
                                            --------       --------       --------         --------
Operating Expenses:
    Research and development                   2,386            810             --            3,196
    Sales and marketing                        3,230          1,229             --            4,459
    General and administrative                 2,004            371             --            2,375
                                            --------       --------       --------         --------
       Total operating expenses                7,620          2,410             --           10,030
                                            --------       --------       --------         --------
    Income (loss) from operations               (980)            72             --             (908)
Interest expense, net                           (304)            (5)            --             (309)
Foreign currency transaction gains               174            114             --              288
                                            --------       --------       --------         --------
    Income (loss) before income
      taxes                                   (1,110)           181             --             (929)
Provision for income taxes                        --             19             --               19
                                            --------       --------       --------         --------
    Net income (loss)                         (1,110)           162             --             (948)
Accretion on redeemable convertible
    preferred stock                             (287)            --             --             (287)
                                            --------       --------       --------         --------
    Net income (loss) applicable to
       common stockholders                  $ (1,397)      $    162             --         $ (1,235)
                                            ========       ========       ========         ========

Loss per share:
    Basic                                   $  (1.09)                                      $  (0.67)
                                            ========                                       ========
    Diluted                                 $  (1.09)                                      $  (0.67)
                                            ========                                       ========
Shares used in per share computations:
    Basic                                      1,280                           557(b)         1,837
                                            ========                      ========         ========
    Diluted                                    1,280                           557(b)         1,837
                                            ========                      ========         ========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                          SCM/Shuttle
                                                                         Pro Forma         Pro Forma
                                              SCM          Shuttle      Adjustments        Combined
                                            --------       --------     -----------        --------
Net sales                                   $ 18,066       $  5,522             --         $ 23,588
Cost of sales                                 15,771          3,305             --           19,076
                                            --------       --------       --------         --------
Gross profit                                   2,295          2,217             --            4,512
                                            --------       --------       --------         --------
Operating Expenses:
    Research and development                   1,399            410             --            1,809
    Sales and marketing                        2,057          1,071             --            3,128
    General and administrative                 1,439            381             --            1,820
                                            --------       --------       --------         --------
       Total operating expenses                4,895          1,862             --            6,757
                                            --------       --------       --------         --------
    Income (loss) from operations             (2,600)           355             --           (2,245)
Interest expense, net                           (337)           (44)            --             (381)
Foreign currency transaction gains                11             31             --               42
                                            --------       --------       --------         --------
    Income (loss) before income
      taxes                                   (2,926)           342             --           (2,584)
Provision for income taxes                        --             78             --               78
                                            --------       --------       --------         --------
    Net income (loss)                         (2,926)           264             --           (2,662)
Accretion on redeemable convertible
    preferred stock                             (139)            --             --             (139)
                                            --------       --------       --------         --------
    Net income (loss) applicable to
       common stockholders                  $ (3,065)      $    264             --         $ (2,801)
                                            ========       ========       ========         ========

Losss per share:
    Basic                                   $  (2.39)                                      $  (1.52)
                                            ========                                       ========
    Diluted                                 $  (2.39)                                      $  (1.52)
                                            ========                                       ========
Shares used in per share computations:
    Basic                                      1,280                           557(b)         1,837
                                            ========                      ========         ========
    Diluted                                    1,280                           557(b)         1,837
                                            ========                      ========         ========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                             SCM MICROSYSTEMS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


        On November 3, 1998, the Company acquired all of the issued and outstanding capital stock of Shuttle Technology Group, Ltd., a private company incorporated under the laws of England and Wales ("Shuttle"), from Shuttle's shareholders in exchange for approximately 828,000 shares of the Company's Common Stock which had a value of approximately $32,400,000. This business combination will be accounted for as a pooling of interests.

        On June 3, 1998, the Company acquired all of the issued and outstanding capital stock (4,000,000 shares) of Intellicard Systems Pte. Ltd., a Singapore Corporation (ICS), from ICS' stockholders in exchange for aggregate consideration of $18,390,999, of which $14,890,999 was paid in cash and $3,500,000 was paid upon the issuance of 61,185 shares of SCM common stock (the "ICS Acquisition"). Approximately $11,400,000 of the cash portion of the consideration was paid in exchange for cash held by ICS stockholders at the closing of the transaction.

        The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

    (a) This adjustment represents the retirement of Shuttle's capital stock and reclassification of Shuttle's additional paid-in capital.

    (b) This adjustment represents the issuance of shares and options of the Company's Common Stock to the former shareholders and optionholders of Shuttle as the consideration paid.

    (c) These adjustments represent the pro forma elimination of intercompany revenue and costs relating to the sale of products by ICS to the Company during the periods presented.

    (d) These adjustments represent, for each period presented, the amortization of goodwill over an estimated life of six years.

    (e) These adjustments represent, for each period presented, the estimated reduction of interest income that would have resulted had the cash portion of the purchase price been paid at the beginning of each period.

    (f) This adjustment represents the issuance of shares of the Company's Common Stock to the former shareholders of ICS as part of the consideration paid.

    (g) This adjustment represents elimination of the pro forma effect of the open market sale of 172,856 shares of the Company's Common Stock for an average price of $65.90 per share held by ICS prior to consummation of ICS' acquisition by the Company.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 SCM MICROSYSTEMS, INC.
                                 A Delaware Corporation



Dated: January 15, 1999          By:  /s/ JOHN G. NIEDERMAIER
                                    ----------------------------
                                 John G. Niedermaier
                                 Vice President, Finance-Chief Financial Officer
                                 (Principal Financial and Accounting Officer)